SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 20, 2009
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 20, 2009, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing that, on April 17, 2009, it received a Complete Response letter from the U.S. Food and Drug Administration (FDA) with respect to the Company’s new drug application (NDA) for Surfaxin® (lucinactant) for the prevention of Respiratory Distress Syndrome (RDS).

In its Complete Response letter, the FDA focused on whether a Surfaxin biological activity test (BAT, a quality control stability and release test) can adequately distinguish change in Surfaxin drug product over time and whether the Company has adequately validated the BAT and determined its final acceptance criteria. Validation of the BAT would confirm the comparability of Surfaxin drug product used in the Surfaxin Phase 3 clinical trials to the commercial Surfaxin drug product.  The Company believes that data already submitted to the FDA support the comparability of Surfaxin clinical drug product to commercial Surfaxin drug product and demonstrate that the BAT can adequately distinguish change in Surfaxin over time and is an appropriate test for monitoring Surfaxin biological activity throughout its shelf-life.  The Company plans to seek an end of review meeting with the FDA to be scheduled as soon as possible.  If the meeting is successful, the Company anticipates that Surfaxin may be approved in 2009.  The Complete Response letter also included, among other things, (i) a request to tighten one drug product specification, which can be readily implemented, (ii) routine requests to update safety and other information in the NDA, and (iii) information requests about certain regulatory matters.  In addition, the FDA indicated that it has approved the trade name Surfaxin.

In connection with this development, the Company is analyzing all aspects of its business with an immediate intention to conserve cash.  Although there can be no assurances, the Company is also exploring strategic alternatives, including, but not limited to, potential additional financings, as well as potential business alliances, commercial and development partnerships and other similar opportunities.  The press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated April 20, 2009

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola, Ph.D
Name: Robert J. Capetola, Ph.D
Title: President and Chief Executive Officer

Date:  April 24, 2009

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